                                  May 8, 1996


               Re: Tender Offer for Interests in Balcor/Colonial Storage Income Fund-86 and Solicitation of Votes


Dear Interest Holder:

          Public Storage, Inc. ("Public Storage" or the "Company") is increasing its Offer to purchase your limited partnership interests ("Interests") in Balcor/Colonial Storage Income Fund-86 (the "Partnership"). Also, we are soliciting your vote with respect to the proposed sale of all 24 mini-warehouse facilities (the "Properties") owned by the Partnership (the "Proposed Sale") to Storage Trust Properties, L.P. ("STP"), as more fully described below.

          Our Offer was originally sent to you on April 15, l996 (the "Offer to Purchase"). Unless otherwise defined herein, capitalized terms in this letter have the same meaning as in the Offer to Purchase. The amended terms of the Offer set forth below (the "Amendments") supplement and should be read in conjunction with the Offer to Purchase, which, except to the extent modified by this letter, is incorporated herein by reference.

          The Proposed Sale was described in a consent solicitation dated April 29, l996 previously furnished to you by the General Partners of the Partnership (the "Partnership's Consent Solicitation"). As set forth more fully below, we are asking you to vote "AGAINST" the Proposed Sale on the form of consent included in the enclosed revised letter of transmittal and return it in the enclosed postage-paid envelope.

                                 THE AMENDMENTS

          The Company's Offer is amended as follows:

          1. INCREASE IN OFFER PRICE TO $260 PER INTEREST. The Company is increasing its Offer Price from $240 to $260, which is higher than the amount you would receive from the Proposed Sale recommended by the General Partners.

          2. INCREASE IN INTERESTS TO BE PURCHASED. The Company is increasing the number of Interests it is seeking to purchase from 77,000 to 100,000. If we offered to purchase all of the Interests, the Partnership might be required to make a substantial payment to STP.

          3. OFFER CONDITIONED ON VOTE AGAINST PROPOSED SALE. The obligations of the Company to purchase validly tendered Interests are subject to receipt by the Company prior to expiration of the Offer of consents with respect to all of the Interests tendered to the Company in the

Offer voting "AGAINST" the Proposed Sale. This condition is in addition to those conditions set forth in the Offer to Purchase under the caption "The Offer-- Conditions of the Offer."

          4. OFFER EXTENDED TO MAY 22, 1996. The Company is extending the period of time for which the Offer is open until 5:00 p.m., New York City time, on May 22, l996 The Company will continue to have the discretion to extend the Offer further. See Offer to Purchase under the caption "The Offer--Terms of the Offer."

          In their evaluation of the Offer and these amendments thereto, Interest Holders should carefully consider the following:

          . As discussed below and in the Offer to Purchase, the Company may purchase validly tendered Interests on a pro rata basis. Limited Partners, therefore, cannot be given assurance that all of their Interests tendered will be purchased by the Company.

          . There can be no assurance that any future liquidation would result in a liquidating distribution in an amount exceeding that in the Proposed Sale.

          . If the maximum number of Interests sought are tendered and accepted for payment under the Offer, the Company will own and be able to vote approximately 46.8% of the outstanding Interests. The Company could then be in a position to influence decisions of the Partnership on which Limited Partners are entitled to vote, including a liquidation of the Partnership.

          The Company has enclosed a revised letter of transmittal which reflects the Amendments and includes a form of consent with respect to the Proposed Sale. If you wish to sell your Interests (even if you have previously furnished the Company a letter of transmittal), please complete the enclosed letter of transmittal, mark the form of consent "AGAINST" the Proposed Sale and return this in the enclosed postage-paid envelope.

                            SOLICITATION OF CONSENT

     In the Partnership's Consent Solicitation, the General Partners of the Partnership solicited your vote on the Proposed Sale of the Properties to STP for $67.1 million. Under the terms of the Partnership's Consent Solicitation, the Proposed Sale must be approved by a majority of the holders of the outstanding Interests as of April 1, 1996. According to the Partnership, at that date there were 256,904 outstanding Interests. Each Interest is entitled to one vote on the Proposed Sale. We are writing to urge you to VOTE your Interests AGAINST THE PROPOSED SALE. /1/

     Public Storage, a real estate investment trust, is the largest owner and operator of mini-warehouses in the United States. The Company's securities are publicly traded on the New York Stock Exchange. We currently own 20,141.678 (7.8%) of the Interests which we have purchased starting last September at prices ranging from $200 to $240 per Interest. We have reviewed the Proposed Sale and intend to vote our Interests against the transaction. We urge you to do likewise for the following reasons.

     WE BELIEVE THAT THE PROPERTIES CAN CONTINUE TO BE MANAGED FOR IMPROVED PERFORMANCE AND THAT NOW IS NOT THE BEST TIME TO SELL THE PROPERTIES.
                                 ---

     As the largest owner and operator of mini-warehouse facilities in the country, Public Storage has significant experience and understanding in the operation of and market for mini-warehouses. IN OUR VIEW, NOW IS NOT THE BEST
                                                                  ---
TIME TO SELL THE PROPERTIES.

     Over the last four years, the performance of the Properties has steadily improved. For example, the Partnership's rental income has increased from $6.8 million to $8.8 million during the 1991-95 period. Despite recent increases in the development of mini-warehouses, the Company believes that the financial performance of the Properties should be able to continue to improve, although perhaps not necessarily at the rate of improvement experienced in prior years. If such improvements continue, the value of the Properties should be expected to increase.

     We believe there would be a number of advantages from the continued operation of the Partnership. Limited Partners should continue to receive regular quarterly distributions of net cash flow arising from operations. As indicated in the Partnership's Consent Solicitation, per Interest distributions to Limited Partners have increased from $17.07 to $19.91 from 1993 through 1995. Based on its own experience and its belief that market conditions will continue to improve for

- -----------------
/1/   The Partnership's Consent Solicitation provides detailed information on the Proposed Sale, as well as other information about the Partnership.

mini-warehouses, the Company believes that the level of the Partnership's distributions to Limited Partners may improve. As indicated in the Partnership's Consent Solicitation, the General Partners also concede that Limited Partners "may receive higher quarterly distributions" in the future if the Properties were not sold at this time.

     Furthermore, continuing the Partnership's operations affords Limited Partners with the opportunity to participate in any future appreciation of the Properties. The Company anticipates that, if the Proposed Sale is not approved by Limited Partners, it will submit a proposal for liquidation of the Partnership within 18 months. The Company will not be required to make, nor can there be any assurance that the Company will be able to propose, any such liquidation. Moreover, there can be no assurance that, if proposed, such liquidation would result in a liquidating distribution in an amount exceeding that in the Proposed Sale. Nonetheless, the Company believes that, based on its experience managing other mini-warehouse properties and based on current trends in the industry and the specific performance of the Properties, it is reasonable to expect a meaningful appreciation of the Properties within 18 months. Any subsequent liquidation proposal would require the approval of the holders of a majority of Interests at that time. As indicated in the Partnership's Consent Solicitation, the General Partners also concede that Limited Partners may receive a higher liquidation value per Interest if the Properties were sold at a later date.

             WE BELIEVE THAT LIMITED PARTNERS WHO DESIRE LIQUIDITY
                  HAVE A BETTER ALTERNATIVE UNDER OUR OFFER TO
      PURCHASE YOUR INTERESTS (SUBJECT TO PRORATION) AT $260 PER INTEREST
                          THAN UNDER THE PROPOSED SALE
                    WITH ITS LOWER LIQUIDATING DISTRIBUTION.

     The General Partners have estimated that the Proposed Sale (together with the distributable cash in the Partnership) would result in a liquidating distribution to the Limited Partners of $254-257 per Interest, after deducting professional fees, commissions and dissolution expenses -- BUT ONLY IF THE PROPOSED SALE IS CONSUMMATED. The Proposed Sale is conditioned on approval by holders of a majority of the Interests and, as indicated above, we intend to vote our Interests against the transaction. Accordingly, there is no assurance that the Proposed Sale will be consummated.

     For those Limited Partners who desire to liquidate their Interests at this time, we believe our Offer Price of $260 PER UNIT provides a better alternative to the Proposed Sale and may be the best opportunity for Limited Partners to liquidate their Interests at this time. The Company is offering to purchase up to 100,000 Interests (approximately 39% of the Interests exclusive of Interests we already own) at $260 per Interest. It is our intent to accept for purchase all Interests validly tendered up to 100,000 following the termination of our Offer on May 22, 1996. If more than 100,000 Interests are validly tendered, we will accept only 100,000 Interests, with such Interests purchased pro rata on the basis described in the Offer to Purchase under the heading "The Offer -- Proration of Interests, Acceptance for Payment and Payment for Interests." Limited Partners, therefore, cannot be given assurances that all of their Interests tendered will be purchased by the Company. If the Proposed Sale is approved and consummated as described in the Partnership's Consent Solicitation, a liquidating distribution will be made with respect to all Interests. If we offered to purchase all outstanding Interests, the Partnership might be required to make a substantial payment (approximately $1.4 million) to STP, as described in the Partnership's Consent Solicitation under the heading "Plan of Sale and Liquidation -- Summary of Purchase Agreement -- Termination Amount."

                               CONSENT PROCEDURES

          Please complete the enclosed form of consent that is included in our revised letter of transmittal, date and sign it as indicated and return it to The First National Bank of Boston, our

Depositary for the Offer, in the enclosed postage-paid envelope. Consents will be submitted to the Partnership as soon as practicable following their receipt by the Company. The Partnership has indicated that consents will be counted on or about May 10, l996 but that this date may be extended at the discretion of the General Partners. The Proposed Sale requires the consent of a majority of the holders of Interests as of April 1, l996. The Partnership has indicated that its solicitation of consents will cease "at such time (but no earlier than May 10, l996) as MAVRICC [the Partnership's solicitation agent] receives the affirmative vote of the holders of a majority of outstanding Units." All consents that are properly executed and received by the Company will be voted in accordance with the election set forth therein.

          IF YOUR FORM OF CONSENT INCLUDED IN THE ENCLOSED LETTER OF TRANSMITTAL CONTAINS NO DIRECTIONS FOR VOTING, THE COMPANY WILL VOTE YOUR SIGNED CONSENT "AGAINST" THE PROPOSED SALE.

          You may revoke your consent at any time prior to the Partnership receiving the affirmative vote of the holders of a majority of the outstanding Interests, by mailing a properly executed consent form bearing a later date or by mailing a signed, written notice of revocation to the attention of the Depositary. Revocation of a consent will be effective upon receipt by the Depositary of either a duly executed consent bearing a later date or a signed, written revocation. Note that if you have previously furnished a consent to the Partnership your later dated and duly executed consent to Public Storage will revoke such earlier consent.

- --------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE VOTE "AGAINST" THE PROPOSED SALE ON THE FORM OF CONSENT CONTAINED IN OUR REVISED LETTER OF TRANSMITTAL.
- --------------------------------------------------------------------------------

     We thank you for your consideration and prompt attention to this matter.

                                         Very truly yours,

                                         Public Storage, Inc.


                                         By: /s/ Harvey Lenkin
                                            ________________________________
                                            President
                                            Harvey Lenkin

- --------------------------------------------------------------------------------
IF YOU HAVE ANY QUESTIONS ABOUT THIS LETTER, THE PROPOSED SALE OR OUR OFFER TO PURCHASE, PLEASE CALL OUR SOLICITING AGENT, CHRISTOPHER WEIL & COMPANY, AT
(800) 478-2605 OR PUBLIC STORAGE, INC., INVESTOR SERVICES DEPARTMENT AT
(800) 421-2856 OR (818) 244-8080.
- --------------------------------------------------------------------------------

NOTE: THIS SOLICITATION IS BEING MADE ON BEHALF OF THE COMPANY AND NOT THE GENERAL PARTNERS OF THE PARTNERSHIP. THE COST OF THIS SOLICITATION (ESTIMATED TO BE APPROXIMATELY $10,000) IS BEING BORNE ENTIRELY BY THE COMPANY. IN ADDITION, REGULAR OFFICERS AND OTHER EMPLOYEES OF THE COMPANY, WITHOUT EXTRA REMUNERATION, MAY SOLICIT YOUR VOTE BY PERSONAL INTERVIEW, TELEPHONE, TELEGRAPH OR OTHERWISE. BANKS, BROKERAGE HOUSES AND OTHER CUSTODIANS, NOMINEES AND FIDUCIARIES WILL BE REQUESTED TO FORWARD THE SOLICITATION MATERIALS TO THEIR CUSTOMERS FOR WHOM THEY HOLD INTERESTS. THE COMPANY WILL REIMBURSE SUCH BANKS, BROKERS, CUSTODIANS, NOMINEES AND FIDUCIARIES FOR THEIR REASONABLE OUT-OF-POCKET EXPENSES. THE OFFER TO PURCHASE DESCRIBES OUR FEES, EXPENSES AND SOLICITING ARRANGEMENTS WITH REGARD TO THE OFFER. THIS LETTER IS FIRST BEING MAILED TO LIMITED PARTNERS ON OR ABOUT MAY 8, 1996.

                  LETTER OF TRANSMITTAL (With Form of Consent)
  To Purchase Limited Partnership Interests of Balcor/Colonial Storage Income
                  Fund - 86, an Illinois limited partnership
 Pursuant to the Offer to Purchase dated April 15, 1996, as amended May 8, 1996 of Public Storage, Inc.

- --------------------------------------------------------------------------------

                       DESCRIPTION OF INTERESTS TENDERED

Name and Address of Registered Holder               Number of Interests Tendered
- -------------------------------------               ----------------------------

                                                    ---------------------------*
                                                    * Unless otherwise
                                                      indicated, it will be
                                                      assumed that all
                                                      Interests held by the
                                                      registered holder are
                                                      being tendered.

- --------------------------------------------------------------------------------

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 22, 1996, UNLESS EXTENDED. INTERESTS TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS OFFER.

This Letter of Transmittal is to be executed and returned to The First National Bank of Boston (the "Depositary") at one of the following addresses:

         By Mail                     By Hand            By Overnight Courier           For Information
The First National Bank of       BancBoston Trust     The First National Bank of   The First National Bank of
         Boston                 Company of New York             Boston                       Boston
   Shareholder Services            55 Broadway           Corporate Agency &          Shareholder Services
     P.O. Box 1872                   3rd Floor              Reorganization                (617) 575-3120
    Mail Stop 45-01-19          New York, NY  10006       150 Royall Street
    Boston, MA  02105                                     Mail Stop 45-01-19
                                                           Canton, MA  02021

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. The accompanying instructions should be read carefully before this Letter of Transmittal is completed.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                              Tender of Interests
                              -------------------

          The undersigned hereby tenders to Public Storage, Inc., a California corporation (the "Company"), the above-described limited partnership interests (the "Interests") of Balcor/Colonial Storage Income Fund - 86, an Illinois limited partnership (the "Partnership"), for $260 per Interest in cash in accordance with the terms and subject to the conditions of the Company's Offer to Purchase dated April 15, 1996, as amended May 8, 1996 (the "Offer to Purchase"), and in this Letter of Transmittal (which together with the Offer to Purchase and any supplements or amendments constitutes the "Offer"). The undersigned hereby acknowledges receipt of the Offer to Purchase. Capitalized terms used but not defined herein have the respective meanings assigned in the Offer to Purchase.

          Subject to, and effective upon, acceptance for payment of the Interests tendered hereby in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns, transfers, conveys and delivers to the Company, all right, title and interest in and to such Interests tendered hereby and accepted for payment pursuant to the Offer and any and all non-cash distributions, other Interests or other securities issued or issuable in respect thereof on or after April 15, 1996 including, without limitation, all rights in and claims to any Partnership profits and losses, voting rights, rights to be substituted as a Limited Partner of the Partnership and other benefits of any nature whatsoever distributable or allocable to each such tendered Interest under the Partnership Agreement. The undersigned hereby appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Interests and (and any and all non-cash distributions, other Interests or securities issued or issuable in respect thereof on or after April 15, 1996), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer ownership of such Interests (and any such non-cash distributions, other Interests or securities), to or upon the order of the Company, (b) present such Interests (and any such non-cash distributions, other Interests or securities) for transfer on the books of the Partnership and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Interests (and any such non-cash distributions, other Interests or securities), all in accordance with the terms of the Offer.

          The undersigned hereby represents and warrants that the undersigned
(i) has received and reviewed the Offer to Purchase and (ii) has full power and authority to sell, assign, transfer, convey and deliver the Interests tendered hereby (and any and all non-cash distributions, other Interests or securities issued or issuable in respect thereof on or after April 15, 1996) and that when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment, transfer, conveyance and delivery of the Interests tendered hereby and any and all non-cash distributions, other Interests or other securities issued or issuable in respect of such Interests on or after April 15, 1996. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Company any and all non-cash distributions, other Interests or other securities issued to the undersigned on or after April 15, 1996 in respect of the Interests tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance or appropriate assurance thereof, the Company shall be entitled to all rights and privileges as owner of any such non-cash distributions, other Interests or other securities and may withhold the entire consideration or deduct from the consideration the amount of value thereof as determined by the Company, in its sole discretion.

          The undersigned understands that under certain circumstances set forth in the Offer, and subject to the applicable rules of the Securities and Exchange Commission, the Company may not be required to accept for payment any of the tendered Interests. In such event, the undersigned understands that any Letter of Transmittal for Interests not accepted for payment will be destroyed by the Company.

          The undersigned understands that, if proration is required pursuant to the terms of the Offer, the Company will accept for payment from among those Interests validly tendered prior to or on the Expiration Date and not properly withdrawn, the maximum number of Interests permitted pursuant to the Offer on a pro rata basis, with adjustments to avoid purchases of prorated fractional Interests.

          The undersigned hereby irrevocably constitutes and appoints the Company and any designee of the Company as the true and lawful attorney-in-fact and proxy of the undersigned with respect to such Interests with full power of substitution, to vote, in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper, and otherwise act (including pursuant to written consent) with respect to all of the Interests tendered hereby which have been accepted for payment by the Company prior to the time of such vote or action (and any and all non-cash distributions, other Interests or securities issued or issuable in respect thereof on or after April 15, 1996), which the undersigned is entitled to vote, at any meeting (whether annual or special and whether or not an adjourned meeting) of Limited Partners of the Partnership, or with respect to which the undersigned is empowered to act in connection with action by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in the Interests tendered hereby, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Interests by the Company in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Interests (and any such non-cash distributions, other Interests or securities), other than the consent granted to the Company below, and other than the irrevocable proxy granted to the General Partners pursuant to Article XXI of the Partnership Agreement, and no subsequent proxies will be given (and if given will be deemed not to be effective) with respect thereto by the undersigned.

          The undersigned understands that tenders of Interests pursuant to the procedures described in the Offer and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal and personal representatives, successors and assigns of the undersigned. This tender is irrevocable except as stated in the Offer, however, Interests tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

          The undersigned hereby certifies, under penalties of perjury, that (1) the number shown on this form below the undersigned's signature is my correct Taxpayer Identification Number and (2) I am not subject to backup withholding either (a) because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified me that I am no longer subject to backup withholding, or (c) I am exempt from backup withholding.

          The undersigned hereby also certifies, under penalties of perjury, that the undersigned, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations). The undersigned understands that this certification may be disclosed to the IRS by the Company and that any false statements contained herein could be punished by fine, imprisonment, or both.

          Please issue the payment for the Interests in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Mailing Instructions," please mail the payment (and accompanying documents, as appropriate) to the undersigned at the registered address. In the event that the "Special Mailing Instructions" are completed, please deliver the payment to the registered holder(s) at the address so indicated.

          ANY INTEREST HOLDER WHO DESIRES TO TENDER HIS OR HER INTERESTS BUT IS UNABLE TO CERTIFY ANY OF THE STATEMENTS SET FORTH ABOVE SHOULD CONTACT THE COMPANY AT (800) 421-2856 OR (818) 244-8080 FOR FURTHER INSTRUCTIONS.

       Solicitation of Vote Regarding Proposed Sale of Partnership Assets
       ------------------------------------------------------------------

          The undersigned hereby consents with respect to all Interests held of record by the undersigned on April 1, l996, to the following action regarding the proposal to approve the sale of substantially all of the assets of the Partnership as described in the Consent Solicitation of Limited Partners dated April 29, 1996 and disseminated to Interest Holders by the Partnership (the "Partnership's Consent Solicitation"). The undersigned hereby acknowledges the receipt of the Partnership's Consent Solicitation and the Offer to Purchase and revokes any other previously given proxy or consent other than the irrevocable proxy granted to the General Partners pursuant to Article XXI of the Partnership Agreement.

- --------------------------------------------------------------------------------
          TENDER OF INTERESTS IN OFFER AND GRANT OF CONSENT REGARDING
                      PROPOSED SALE OF PARTNERSHIP ASSETS

                            I.  TENDER OF INTERESTS

The undersigned tenders Interests in the Offer on the terms described above.

                             II.  GRANT OF CONSENT

THIS CONSENT IS BEING SOLICITED ON BEHALF OF PUBLIC STORAGE, INC. (THE
"COMPANY").

The undersigned, a Limited Partner of the Partnership, hereby votes all Interests held of record by the undersigned on April 1, l996, as follows by checking the appropriate blank below in blue or black ink:

      Proposal to approve the sale of substantially all of the assets of the Partnership as described in the Consent Solicitation of Limited Partners dated April 29, 1996.

      ______ For     ______ Against     ______ Abstain

IN THE ABSENCE OF SPECIFIED INSTRUCTIONS, SIGNED CONSENTS WILL BE VOTED AGAINST THE PROPOSAL SET FORTH ABOVE.

                              III.  SIGNATURE(S)

When the Interests are held by joint tenants, both joint tenants should sign. When the Interests are held of record by a tax-exempt Interest Holder, the signature of the custodian for trustee is also required.

Signature(s) ___________________________________________________________________

             ___________________________________________________________________

Social Security or Taxpayer Identification Number ______________________________

Date _______________________________          (________) _______________________
                                                  Telephone number

(Must be signed by registered holder(s) as name(s) appear(s) under registration above. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or partnerships or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 3.)

Name ___________________________________________________________________________

     ___________________________________________________________________________
     (Please print)

Capacity (full title) __________________________________________________________

Address ________________________________________________________________________
                                                                   Zip Code

________________________________________________________________________________


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                         SPECIAL MAILING INSTRUCTIONS

To be completed ONLY if payment is to be issued to the registered holders(s) but mailed to OTHER than the address of record. (See Instruction 5.)

Mail payment to:

Name ___________________________________________________________________________
           (Must be same as registered holder(s))

Address ________________________________________________________________________
           (Please print)

        ________________________________________________________________________
                                                                   Zip Code

- --------------------------------------------------------------------------------

                                  INSTRUCTIONS
             Forming Part of the Terms and Conditions of the Offer


     1. DELIVERY OF LETTER OF TRANSMITTAL. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary at its address set forth herein on or prior to May 22, 1996, unless extended.

     The method of delivery of this Letter of Transmittal and all other required documents is at the option and risk of the tendering Interest Holder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

     No alternative, conditional or contingent tenders will be accepted. All tendering Interest Holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Interests for payment.

     2. PARTIAL TENDERS. If fewer than all the Interests held by an Interest Holder are to be tendered, fill in the number of Interests which are to be tendered in the section entitled "Number of Interests Tendered." All Interests held by an Interest Holder will be deemed to have been tendered unless otherwise indicated.

     3.  SIGNATURES ON LETTER OF TRANSMITTAL.

         (a) If this Letter of Transmittal is signed by the registered holder(s) of the Interests, the signature(s) must correspond exactly with the Interest Holder's registration.

         (b) If any of the Interests are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

         (c) If any Interests are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

         (d) If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or partnership or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and if requested, proper evidence satisfactory to the Company of such person's authority so to act must be submitted.

     4. TRANSFER TAXES. Except as set forth in this Instruction 4, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Interests to it pursuant to the Offer. If payment of the Offer Price is to be made to any person other than the registered holder, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Offer Price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

     5. SPECIAL MAILING INSTRUCTIONS. If payment for the Interests is to be issued to the registered holder(s) but mailed to other than the address of record, the section entitled "Special Mailing Instructions" must be completed.

     6.  REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.   Requests for assistance
may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Company or the Soliciting Agent at their respective telephone numbers set forth below.

     7. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Interests will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Interests (i) determined by it not to be in the appropriate form or (ii) the acceptance for purchase of Interests which may, in the opinion of the Company's counsel, be unlawful.

     IMPORTANT. This Letter of Transmittal, together with all other required documents, must be received by the Depositary on or prior to May 22, 1996, unless extended.


          THE DEPOSITARY:                THE SOLICITING AGENT:               THE COMPANY:

 THE FIRST NATIONAL BANK OF BOSTON     CHRISTOPHER WEIL & COMPANY         PUBLIC STORAGE, INC.
        Shareholder Services                (800) 478-2605            Investor Services Department
           P.O. Box 1872                                                     (800) 421-2856
         Mail Stop 45-01-19                                                  (818) 244-8080
    Boston, Massachusetts  02105
           (617) 575-3120

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